Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in this Registration Statement on Form S-8 of VeriChip Corporation of our report dated November 17, 2005 on our audit of the financial statements of Instantel Inc. as of June 9, 2005 and for the period from January 1, 2005 to June 9, 2005, appearing in the consolidated financial statements in the Annual Report of VeriChip Corporation on Form 10-K for the year ended December 31, 2006.
Meyers Norris Penny LLP
/s/ Meyers Norris Penny LLP
August 9, 2007